Exhibit 99

THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WIUCH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S.PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF - THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION,HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESSIN ACCORDANCE WITH THE 1933 ACT.

                             SUBSCRIPTION AGREEMENT

                                 BERRY ONLY INC.

SUBSCRIPTION AGREEMENT made as of this ____ day of ______________ 2010 between Berry Only Inc., a Nevada corporation (the "Company") and the undersigned (the "Subscriber").

1. Subscription

1.1 The Subscriber hereby irrevocably subscribes for and agrees to purchase (such subscription and agreement to purchase being the "Subscription") from Berry Only Inc. (the "Company"), subject to the terms and conditions set forth herein shares (the "Shares") at the price per Share of $0.01 the total purchase price being $________ (the "Subscription Proceeds "). Subject to the terms hereof, this subscription will be effective upon its acceptance by the Company.

2. Intetpretation

2.1 In this Agreement, unless the context or subject matter otherwise requires:

     (a) "Agreement" means the agreement between the Company and the undersigned hereby constituted;

     (b) "Subscriber" means the undersigned subscriber fQr Shares whose name and address are set forth on page 11 hereof;
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                                       2



     (c) "U.S. Person" shall have the meaning ascribed thereto in RegulationS under the 1933 Act, and for the purpose of the Agreement includes-any person in the United States.

2.2 In this Agreement, words importing the singular number only shall include the plural and vice vewords importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organisations, governmental bodies and other legal or business entities of any kind whatsoever.

2.3 Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2.4 In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in Edmonton, Alberta.

3. Payment and Use of Subscription Proceeds

3.1 The Subscription Proceeds must accompany this Subscription and shall be paid by cheque or bank draft drawn on a Canadian or U.S. chartered bank made payable to the Company and delivered to the Company or its lawyers or may be wired directly to either one of them, or in such other manner as may be specified by the Company. If the Subscription Proceeds are delivered to the Company's lawyers, the Subscriber authorizes the Company's lawyers to deliver the Subscription Proceeds to the Company on the Closing Date (as defmed herein).

3.2 Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the Shares have been issued to the Subscriber at which time the Sub ription Proceeds will be deemed to have been paid in full consideration for the Shares.

3.3 In the event that this Agreement is not accepted by the Company within 60 days of the delivery of an executed Agreement by the Subscriber, this Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber set forth on the signature page 11 of this Agreement.

3.4 Subject to applicable legislation, this Subscription is and shall be irrevocable except that the Subscriber shall have no obligations hereunder in the event this Subscription is not accepted for any reason.

Direction and Required Documentation

3.5 The Subscriber must complete, stgn and return an executed copy of this Agreement to Company.
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                                       3


     (a) none of the Shares have been registered under the 1933 Act, or under any state possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

4. Closing

4.1 The closing (the "Closing") of the offering of the Shares will take place on such date (the "Closing Date") as may be determined by the Company.

5. Covenants. Representations and Warranties of Subscriber

5.1 The Subscriber hereby covenants; represents and warrants to and with the Company (which covenants, representations and warranties are true and correct as at the date hereof and shall survive the acceptance, if any, by the Company, of this Subscription in whole or in part) that:

     (a)  the Subscriber is not a U.S. Person;

     (b) the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

     (c) the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Agreement and the sale of the Shares to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

     (d)  the Subscriber, if an individual, has attained the age of majority;

     (e) the Subscribert if a corporation, partnership, unincorporated association or other entity, is legally competent to execute this Agreement, to take all actions required pursuant hereto, and the execution and delivery of this subscription by the Subscriber has been duly and validly authorized;

     (f) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

     (g) the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

     (h) the Subscriber IS purchasing the Shares as a principal (and not as an agent) for investment purposes only with no intention or view to reselling or distributing any portion or beneficial interest in the Shares and the Subscriber will be the beneficial owner of any Shares to be issued to the Subscriber if,as and when this Subscription is accepted by the Company in whole or in part;
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                                       4


     (i) the Subscriber is not an underwriter of, or dealer inthe common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

     (j) the Subscriber is familiar with the aims and objectives of the Company and the proposed use of the proceeds received by the Company from the sale of the Shares and is aware of the risk and other characteristics of his investment in the Shares including the risk that no market for the Shares may ever exist;

     (k) the Subscriber is outside the United States when receiving and executing this Agreement;

     (1) the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Shares and the Company;

     (m) it has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;

     (n) the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investmen4 and (iii) is able to bear the economic risks of an investment in the Shares for an indefmite period of time;

     (o) it understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breachedit shall promptly notify the Company;

     (p) if resident in Canada, the Subscriber is acquiring the Shares pursuant to an exemption from the registration and prospectus requirements of the securities legislation in all jurisdictions relevant to this Subscription. As a consequence, the Subscriber acknowledges that the Subscriber will not be entitled to use most of the civil remedies available under the applicable securities regulations and the Subscriber will not receive information that would otherwise be required to be provided to him or her pursuant to the applicable securities regulations. should there be any change in any of the information which the Subscriber has provided to the Company prior to the acceptance by the Company of this subscription, the Subscriber will immediately provide such information to the Company by telephone prior to such acceptance and will confirm such information in writing.

6. AckngwJedgements of the Subscriber

6.1 The Subscriber acknowledges that:
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                                       6


          securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

     (b) the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act;

     (c)  the Subscriber has received and carefully read this Agreement;

     (d) there is no market for any Shares that may be issued to the Subscriber pursuant to acceptance of this Subscription (in whole or in part) and that no market for such Shares may ever exist;

     (e) the Subscriber's right to transfer securities is subject to any restrictions contained in the Company's documents;

     (f) in addition to any restrictions imposed pursuant to paragraph 6.l(e) above, any transfer, resale or other subsequent disposition of the Shares may be subject to restrictions contained in securities legislation applicable to the holder of the Shares or to the proposed transferee, including, but not limited to, resale restrictions under the 1933 Act. The Company is not a reporting issuer in any province or territory of Canada and, accordingly, any hold periods applicable to holders resident in Canada may never expire. As such, the Shares may be subject to restrictions on resale for an indefinite period of time;

     (g) the books and records of the Company were available upon reasonable notice for inspectionsubjoot to certain confidentiality restrictionsby Subscribers during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Shares hereunder have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

     (h) by execution hereof the Subscriber has waived the need for the Company to communicate its acceptance of the purchase of the Shares pursuant to this Agreement;

     (i) the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Subscriber will hold harmless the Company from any loss OT damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Agreement;

     (j) the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not
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                                       7


          limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

     (k) the Subscriber has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

     (l) the Subscriber is outside the United States when receiving and executing this Agreement and is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

     (m) no person has made to the Subscriber any written or oral representations:

          (i)  that any person will resell or repurchase the Shares;

          (ii) that any person will refund the Subscription Proceeds for the Shares other than as provided in this Agreement;

          (iii) as to the future price or value of the Shares; or

          (iv) that the Shares will be listed and posted for trading on a stock exchange, that application has been made to list and post the Shares for trading on a stock exchange, or that application has been made to list and post the Shares for trading on a stock exchange;

     (n) the Subscriber has been advised that the business of the Company is in a start-up phase and acknowledges that there is no assurance that the Company will raise sufficient funds to adequately capitalise the business or that the business will be profitable in the future;

     (o) none of the Shares may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person;

     (p) neither the United States Securities and Exchange Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;
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                                       8


     (q) no documents in connection with the sale of the Shares hereunder have been reviewed by the Securities and Exchange Commission or any state securities. administrators;

     (r)  there is no government or other insurance covering any of the Shares;

     (s) the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the "Restricted Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption there from, and that all offers and sales after the Restricted Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption there from;

     (t) the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act;

     (u) the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

     (v) the Subscriber acknowledges that he or she has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

     (w) the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

     (x) the issuance and sale of the Shares to the Subscriber will not be completed if acceptance would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company.

7. Registrations by Ontario Residents

7.1 If the Subscriber is a resident of the Province of Ontario the Subscriber represents and warrants to the Company, and acknowledges that the Company is
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                                       9


relying on these representations and warranties to, among other things, ensure that it is complying with all of the Ontario Securities Act and all of the Securities Rules promulgated thereunder, and:

     (a) the Subscriber acknowledges that the Subscriber is and represents and warrants that:

          (1)  the Subscriber is purchasing as principal;

          (2) and is a close personal friend of a director, senior officer or control person of the Company.

     (b)  the Subscriber acknowledges that:

          (1) the Subscriber is restricted from using most of the civil remedies available under the Ontario Securities Act;

          (2) the Subscriber may not receive information that might otherwise be required to be provided to the Subscriber under the Ontario Securities Act if exemptions from the prospectus requirements were not being used; and

          (3) the Company is relieved from certain obligations that would otherwise apply under the Ontario Securities Act if exemptions from the prospectus requirements were not being used.

7.2 If the Subscriber is a resident of the Province of Ontario the Shares may not be sold or otherwise disposed of for value in the Province of Ontario, except pursuant to an exemption under the Ontario Securities Act.

8. Appointment of Attorney

8.1 The Subscriber hereby irrevocably appoints David D. Guest, a Director of the Company, as attorney in fact (the "Attorney") for the Subscriber and authorizes the Attorney as such to make and sign on behalf of the Subscriber and to deliver any and all resolutions or special resolutions of shareholders of the Company which may be deemed necessary by the directors of the Company to provide for change in the Company's documents to enable the Company to offer its shares to the public.

9. Legending of Subject Securities

9.1 The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

9.2 The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.
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                                       10


10. Resale Restrictions

10.1 The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Shares may not be resold for an indefinite period as the Company is not a reporting issuer in Canada. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States and that the Company does not intend to register same under the 1933 Act, or the securities laws of any such state and has no obligation to do so. The Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

NO SHARE OR SECURITY (OTHER THAN A NON-CONVERTIBLE DEBT SECURITY) MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT THE CONSENT OF THE DIRECTORS AND THE DIRECTORS ARE NOT REQUIRED TO GIVE ANY REASON FOR REFUSING TO CONSENT TO ANY SUCH SALE, TRANSFER OR OTHER DISPOSITION.

11. Representations May Be Relied Upon

11.1 The Subscriber acknowledges that the representations and warranties contained herein are made by the Subscriber with the intention that they may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under relevant securities legislation. The Subscriber further agrees that by accepting delivery of the Shares, the Subscriber will be representing and warranting that the foregoing representations and warranties are true and correct as at the delivery of such Shares with the same force and effect as if they had been made by the Subscriber at the delivery, and that they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Company for a period of one year.

12. Representations; Warranties and Covenants of the Company

12.1 The Company represents, warrants and covenants to the Subscriber, that as of the agreement: date of this

     (a) the Company is a valid and subsisting corporation under the GENERAL CORPORATION LAW of the State of Nevada;

     (b) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and, subject to a ceptance by the Company, constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms; and

     (c) the representations and warranties of the Company contained in this Agreement shall be true at the time of closing as though they were made at the time of Closing and they shall survive the completion of
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                                       11


          the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Subscriber for a period of one year.

     (d) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

13. Governing Law

This Agreement is to be governed and interpreted according to the laws of Nevada. The Subscriber, in its personal or corporate capacity, irrevocably attorns to the jurisdiction of the State ofNevada.

14. Subscription Not Assignable

14.1 This Subscription is neither transferable nor assignable.

15. Execution

15.1 The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement in accordance with the terms hereof.

16. Severability

16.1 The invalidity or non-enforceability of any particular provtston of this Subscription shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription.

17. Entire Agreement

17.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Company, by the Subscriber or by anyone else.

18.

18.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

19. Survival

19.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.
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                                       12


20. Notice

20.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 11 and notices to the Company sha11 be directed to it at Berry Only Inc. 722B Kingston Road, Toronto, Ontario, M4E 1R7 Canada.

21. Counterparts

21.1 This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription as of the ____ day of ___________ ,2010.


For the person(s) who will be registered shareholder(s):

--------------------------------                --------------------------------
Signature of Subscriber                         Signature of Co-Subscriber

--------------------------------                --------------------------------
Name of Subscriber (Printed)                    Name of Co-Subscriber (Printed)

--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber

--------------------------------                --------------------------------
Address                                         Address of Co-Subscriber

--------------------------------                --------------------------------
Telephone                                       Telephone of Co-Subscriber

--------------------------------                --------------------------------
Subscriber Tax I.D. or                          Co-Subscriber Tax I.D. or
Social Security Number                          Social Security Number

  The above-mentioned Subscription is hereby accepted by Berry Only Inc.

DATED at Toronto, the 7th day of _____________. 2010


Per: /s/ David D. Guest
    -------------------------------
    David D. Guest
    President